Exhibit 10.3

AMENDMENT NO 1 TO SUPPLY AGREEMENT BETWEEN

GE HEALTHCARE AS AND AMRI RENSSELAER, INC.

FOR SUPPLY OF AMINOBISAMIDE HCL (“ABA HCL”) DATED SEPTEMBER 30, 2015

This Amendment Number 1, (“First Amendment”) to the Supply Agreement between GE Healthcare AS (“GEHC”) and AMRI Rensselaer, Inc (the “Supplier”) for supply of ABA Hcl (the “Supply Agreement”).

Pursuant to Clause 24.8 of Attachment C of the Supply Agreement GEHC and the Supplier have agreed to make the following changes to the Supply Agreement as stated below:

1.	Section C of Page 1 of the Supply Agreement so that the Effective Date and Length of Contract read as follows,

“Effective date: January 1st 2015

Length of contract: This Agreement shall take effect retrospectively from the Effective Date and, subject to the rights of termination in clause 1 of Attachment C, shall continue until December 31st 2018 (the “Term”). The Parties shall meet on or before 2 years prior to the expiration of the Term to decide whether to renew this Agreement. If the Agreement is not extended prior to the date of termination, the Agreement will terminate at the expiration of the Term.”

2.	Attachment A of the Supply Agreement is deleted and shall be replaced with the new Attachment A at Annex 1 to this First Amendment

3.	A new clause 8 (b) shall be inserted into Attachment B of the Supply Agreement as follows,

“Non-Binding and Binding Forecasts. Any twelve (12) month forecast provided by GEHC or mutually developed by the Parties for GEHC’s requirements for Products shall not be binding in any way on GEHC and GEHC may modify any such forecast at any time in its sole discretion, except that the forecast for the first 10 weeks of any given twelve month forecast shall constitute a binding order for the Product (“Firm Period Forecast”) and GEHC shall be required to “take or pay,” accordingly, unless otherwise agreed to in writing by the Parties. The Supplier shall confirm within five (5) days of receiving any Firm Period Forecast of its ability to satisfy such Firm Period Forecast. In the event that the Supplier is unable to supply volumes in accordance with GEHC’s Firm Period Forecast, GEHC shall be relieved of its obligation to purchase only to the extent that this is required to meet GEHC’s needs in the current calendar year for volumes that cannot be supplied by the Supplier. In the event that the Supplier is not able to deliver volumes according to the Firm Period Forecast commitments in this Agreement that are confirmed by the Supplier as set forth above and if as result GEHC will need to source the Product from a different source, the Supplier shall pay any difference in prices under this Agreement and the price GEHC is required to pay to obtain the Product from a third party supplier, up to a limit of 15% (fifteen percent) of the price according to the Agreement.”

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act - [***] denotes omissions.

4.	A new first paragraph of clause 9 shall be inserted into Attachment B of the Supply Agreement as follows,

“At GEHC’s request, the Supplier must share with the Parties a business continuity plan, this being a plan highlighting risks of business interruption, measures in place to minimize the risks and plan for recovery in the event that there still would be an incident of business interruption including the Supplier’s plan for 24/7 communication with the Parties if such an incident should occur (the “Business Continuity Plan”). The Business Continuity Plan will also include basic information on Supplier’s upstream supply chain activity. For instance, this information will include who is supplying the Supplier, where they are located and the means of transportation for the supplies.

5.	Attachment E of the Supply Agreement shall be deleted and replaced with a new Attachment E, as set out in Annex 2 to this First Amendment.

6.	All other terms of the Supply Agreement shall remain unchanged and in force.

Signed for and on behalf of GE Healthcare AS	Signed for and on behalf of AMRI Rensselaer, Inc
/s/ Aaron Bernstein	/s/ Christopher Conway
Aaron Bernstein Global Sourcing Executive	Christopher Conway Senior Vice President

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act - [***] denotes omissions.

Annex 2

Attachment A

Product and Price

Product name	GEHC Art no	Supplier Art. No.	Spec No or Attachment ref	Unit size	Unit price in USD/kg	Lead time	Shelf life
Amino-bisamide HCl (ABA HCl)	1002075	113134	Ref. Attachment E, QA Agreement	Kg	See below	POs to be sent [*****] or more prior to date of shipment	[*****] from date of production

Currency:             USD

Delivery term for international transports (Incoterms 2010): [*****].

Prices and volume of Products:

Year	Base Volume estimate (tons)	Price per Kilogram
[*****]	[*****]	[*****][1]
[*****]	[*****]	[*****]
[*****]	[*****]	[*****]
[*****]	[*****]	[*****]

1 [*****]

Adjustments in price to account for changes in raw material and intermediate material costs: GEHC and the Supplier shall meet by December 1st each year of the Term to review the price applicable to Product for the following calendar year of the Term; calculations of [*****] prices (applicable to [*****]) shall be based on the [*****]. By July 1st the following year, prices for the remaining part of that year will be adjusted to reflect any changes in the estimated average prices for the year vs the December 1st estimate of the prior year. When the following year has been completed, changes to the July 1st estimated average prices for that year will be trued up and any and any adjustments in the average prices shall be invoiced or credited, as applicable, with or against the next invoice for Product shipped in the year after (by January 31st the latest).

Example: GEHC and the Supplier shall meet by December 1st 2016 to review the price applicable to Product for 2017; calculations of [*****] prices shall be based [*****]. By July 1st 2017, prices for the remaining part of that year will be adjusted to [*****]. When 2017 is completed, changes to the July 1st estimate will be trued up and any adjustments in the average prices for 2017 shall be invoiced or credited as applicable with or against the invoice for Product shipped in 2018 or by January 31st 2018 the latest.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act - [***] denotes omissions.

Annex 2

For the avoidance of doubt, GEHC is under no obligation to buy any minimum quantity of Product other than an obligation to purchase minimum [*****] of the total required volume of Product from Supplier annually.

The Supplier shall make commercially reasonable efforts to supply more than the volume estimate above should this be requested by GEHC and need to be able to supply minimum [*****] metric tons of Product annually as from September 1st 2016. Supplier’s commitment to supply the volume estimates above, and the [*****] metric tons, assumes an approximately even distribution of volume of Product ordered for delivery over the course of each year of the Term. The Supplier commits to supply Product exclusively to GEHC.

In order for the Supplier and GEHC to work together in optimizing the cost base, the supplier should have [*****] in order to establish cooperation between the Supplier and GEHC to optimize sourcing of raw materials for the production of the Product. Although GEHC will seek to contribute to the optimization of raw material supplies for the Product production, the Supplier will continue to be responsible for securing supplies of raw materials and to have a robust vendor management program.

The Parties agree to review payment terms opportunities [*****].

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act - [***] denotes omissions.